UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 23, 2018, Redwood Trust, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), related to the public offering by the Company of 6,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

Under the terms of the Underwriting Agreement, the Underwriters had an option to purchase an additional 937,500 shares of the Company’s Common Stock (the “Option Shares”) from the Company, which they exercised in full on July 24, 2018.

The Shares and the Option Shares were delivered against payment therefor on July 26, 2018.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

Item 8.01	Other Events.

In connection with the closing of the Company’s offering of shares of its Common Stock described in Item 1.01 of this Current Report, the Company is filing the opinion of its Maryland counsel, Venable LLP, regarding the legality of the shares of Common Stock issued in connection therewith. The opinion is filed as Exhibit 5.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Redwood Trust, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC, dated July 23, 2018.

5.1	Opinion of Venable LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2018	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
		Name: Title:	Andrew P. Stone Executive Vice President, General Counsel, and Secretary